                                                                  EXHIBIT 10.9

                          ENDLESS YOUTH PRODUCTS, INC.
                    6767 WEST TROPICANA BOULEVARD, SUITE 207
                             LAS VEGAS, NEVADA 89103

                                 August 4, 1997


James Hembree
4620 Jupiter Drive
Salt Lake City, UT 84124

     Re: CONSULTING ARRANGEMENTS

Dear Jim:

     This letter is intended to set forth our agreement concerning your becoming a director of and consultant to Endless Youth Products, Inc. (the "COMPANY").

     1. You hereby agree to purchase for the sum of $50,000 cash 125,000 shares of the common stock of the Company. In connection with this sale, you will execute and return to the Company an investor representation in the form of EXHIBIT A hereto. Such shares shall be issued by the Company's transfer agent upon the Company's receipt of the purchase price. The shares will be issued pursuant to Rule 504 under the Securities Act of 1933, and will not be subject to resale restrictions under Rule 144 thereunder (other than those applicable to you by reason of your being a director of the Company).

     2. As additional consideration, the Company will issue to you warrants to purchase 125,000 shares of common stock of the Company. The exercise price of the warrants will be $0.70 per share. The warrants will expire on August 4, 2002. The form of the warrants will be as set forth in EXHIBIT B.

     3. In consideration of your agreeing to join the Board of Directors of the Company, you will receive an additional bonus of 150,000 options to purchase shares of the Company's common stock. These options will be issued under the Company's 1996 Stock Option Plan as incentive stock options. The options will expire on August 4, 2002 and will have the following terms and vesting schedule:

        NO. OF OPTIONS        PURCHASE PRICE       VESTING DATE
            50,000                 $0.40           August 4, 1997
            25,000                 $0.60           August 4, 1997
            50,000                 $0.75           August 4, 1997
            25,000                 $0.90           August 4, 1997

James Hembree
June 30, 1999
Page 2


     4. In consideration of her agreeing to act as a consultant to the Company, Joyce Hembree will be issued warrants to purchase 15,000 shares of the Company's common stock at $0.40 per share. These options will expire on August 4, 2002.

     5. As a member of the Board of Directors, you will also be entitled to receive compensation for attending Board meetings and serving as a director as may be agreed by the Board.

     If you agree to the foregoing, please so indicate by signing a copy of this letter and returning it to us.

                                       Sincerely,

                                       ENDLESS YOUTH PRODUCTS, INC.




                                  By:  /s/ Neal K. Wallach
                                       --------------------------------------
                                       Neal K. Wallach, Chairman and
                                       Chief Executive Officer




AGREED TO THIS 4th DAY OF  August, 1997.
               ---         ------



/s/ James Hembree
------------------------------------
James Hembree